UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 24, 2009

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
     Reference is made to:
•	the Indenture between the Registrant and The Bank of New York, as Trustee, dated August 30, 2005, relating to the 3 1/8% Convertible Notes due 2025 issued by the Registrant (filed previously as Exhibit 4.1 to Amendment, filed on November 9, 2005, to the Current Report on Form 8-K filed by HLTH Corporation on August 30, 2005), as supplemented by the First Supplemental Indenture thereto, dated as of October 23, 2009, between the Registrant and The Bank of New York Mellon, as Trustee (filed previously as Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on October 26, 2009); and
•	the Indenture between the Registrant and The Bank of New York, as Trustee, dated June 25, 2003, relating to the 1.75% Convertible Subordinated Notes due 2023 issued by the Registrant (filed previously as Exhibit 4.1 to the Quarterly Report on Form 10-Q of HLTH Corporation for the quarter ended June 30, 2003), as supplemented by the First Supplemental Indenture thereto, dated as of October 23, 2009, between the Registrant and The Bank of New York Mellon, as Trustee (filed previously as Exhibit 4.4 to the Current Report on Form 8-K filed by the Registrant on October 26, 2009).
     As previously announced, the Registrant purchased 5,954,251 shares of its common stock at a price of $37.00 per share pursuant to a tender offer that expired at 5:00 P.M., New York City time, on December 10, 2009. Under the applicable provisions of the documents referenced above, no adjustment to the conversion rates of either of the securities referenced above will be made as a result of the completion of the tender offer. Under the applicable provisions of the documents referenced above, December 24, 2009 was the end of the period for determining whether a change would be required in the respective conversion rates of the securities referenced above, based in part on trading prices of the Registrant’s common stock during that period.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: December 28, 2009	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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